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                                                      Exhibit C


              NEW ENGLAND ELECTRIC RESOURCES, INC.
                    Statement of Cash Flows
         For the Twelve Months Ended December 31, 1995
               (Unaudited, Subject to Adjustment)




Operating Activities:
 Net income/(loss)                                          $(1,072,163)
 Adjustments to reconcile net loss to
   net cash provided by operating
   activities:
   Deferred income taxes                                        175,500
   (Increase)/decrease in tax benefit receivable               (264,200)
   (Increase)/decrease in accounts receivable                    45,257
   Increase/(decrease) in accounts payable                      (96,469)
   Increase/(decrease) in accrued taxes                         (17,895)
   (Increase)/decrease in deferred charges and
      other assets                                              325,910
                                                            -----------
Net cash provided by operating activities                   $  (904,060)
                                                            -----------

Investing Activities:
 Investment in Separation Technologies, Inc.,
      at cost                                               $  (999,999)

Financing Activities:
 Subordinated notes payable to parent-issues                $ 1,924,999
 Proceeds from common stock issued                                    0
                                                            -----------
Net cash used in financing activities                       $ 1,924,999
                                                            -----------
Net increase/(decrease) in cash and cash
 equivalents                                                     20,941
Cash and cash equivalents at beginning of period                 48,647
                                                            -----------
Cash and cash equivalents at end of period                  $    69,588
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